Bell Boyd & Lloyd LLC                        THREE FIRST NATIONAL PLAZA
Stacy H. Winick                              70 WEST MADISON STREET, SUITE 3300
DIRECT DIAL:  312 807-4255                   CHICAGO, ILLINOIS 60602-4207
swinick@bellboyd.com                         312.372.1121  FAX 312.372-2098

                                             OFFICES IN CHICAGO
                                             AND WASHINGTON, D.C.



                                            October 26, 2001



         As counsel for Liberty-Stein Roe Funds Municipal Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 2-99356:


                                                                                                  Exhibit
                                                      Date of           Date of                          to PEA
Series                                                Opinion           Filing              No.          No.
------                                                --------          -------             ---          -------

SteinRoe High-Yield Municipals
     (now named Stein Roe High-Yield
     Municipals Fund)                                 12/20/87           08/30/96           10             21
SteinRoe Intermediate Municipals
     (now named Stein Roe Intermediate
     Municipals Fund)                                 12/20/87           08/30/96           10             21
SteinRoe Managed Municipals (now
     named Stein Roe Managed Municipals
     Fund)                                            12/20/87           08/30/96           10             21
SteinRoe Tax-Exempt Money Fund (now
     named Stein Roe Municipal Money
     Market Fund)                                     12/20/87           08/30/96           10             21
SteinRoe Intermediate Municipals, Inc.
     (now named Stein Roe Intermediate
     Municipals Fund)                                 07/23/85*          08/30/96           11(a)          21

_______________________
*Opinion regarding standby commitments

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Very truly yours,

                                                         BELL, BOYD & LLOYD LLC


                                                         By /s/ Stacy H. Winick
                                                              Stacy H. Winick